                                                                    EXHIBIT 99.1

NEWS

                                                                      [AIG LOGO]


Contact:  Charlene Hamrah (Investment Community)
          (212) 770-7074
          Joe Norton (News Media)
          (212) 770-3144

              AIG REPORTS RECORD 2004 NET INCOME OF $11.05 BILLION
            ($4.19 PER SHARE), AN INCREASE OF 19.1 PERCENT OVER 2003;

 NET INCOME EXCLUDING REALIZED CAPITAL GAINS AND LOSSES AND CUMULATIVE EFFECT OF
                        ACCOUNTING CHANGES INCREASED 12.1
                  PERCENT TO $11.46 BILLION ($4.35 PER SHARE);

  NET INCOME EXCLUDING REALIZED CAPITAL GAINS AND LOSSES, CUMULATIVE EFFECT OF
                               ACCOUNTING CHANGES,
               CATASTROPHE LOSSES AND SETTLEMENT CHARGE INCREASED
                18.8 PERCENT TO $12.19 BILLION ($4.63 PER SHARE)

NEW YORK, NY, February 9, 2005 - American International Group, Inc. (AIG) today reported that its net income for the full year 2004 increased 19.1 percent to a record $11.05 billion or $4.19 per share, compared to $9.27 billion or $3.52 per share in 2003. Net income excluding realized capital gains (losses) and cumulative effect of accounting changes was $11.46 billion or $4.35 per share, compared to $10.22 billion or $3.88 per share in 2003.

      Full year 2004 after-tax net catastrophe losses from hurricanes, typhoons, earthquake and tsunamis were $682.7 million or $0.26 per share, compared to after-tax net catastrophe losses of $46.2 million or $0.02 per share in 2003. Full year and fourth quarter 2004 catastrophe losses include an additional $126.9 million, or $0.05 per share, in net after-tax catastrophe losses in connection with late reported losses from the third quarter hurricanes and typhoons. The additional charge is a result of the magnitude of damage from a rapid succession of storms and the shortages in labor and materials required for an efficient and timely rebuilding effort in Florida and other areas impacted by the storms. Fourth quarter and full year 2004 catastrophe losses also include a net after-tax charge of $43.6 million, or $0.02 per share, from the South Asian earthquake and tsunamis.

      The final settlement with the Securities and Exchange Commission, the United States Department of Justice and the United States Attorney for the Southern District of Indiana with respect to issues arising from certain transactions with Brightpoint, Inc., The PNC Financial Services Group, Inc. and related matters resulted in an after-tax charge of $53.0 million or $0.02 per share for the full year of 2004. Net income for 2004 excluding realized capital gains (losses), cumulative effect of accounting changes, catastrophe losses and the settlement charge increased 18.8 percent to $12.19 billion or $4.63 per share, compared to $10.26 billion or $3.90 per share in 2003.

                                  TWELVE MONTHS
               (in millions, except per share amounts) (unaudited)

                                                                                              PER SHARE*
                                                                                              ----------
                                                  2004          2003      Change     2004        2003    Change
                                                  ----          ----      ------     ----        ----    ------
Net income                                     $ 11,047.8    $  9,274.2    19.1%   $   4.19   $   3.52    19.0%

Realized capital gains (losses),
   net of tax                                      (226.4)       (950.9)      -       (0.09)     (0.36)      -

Cumulative effect of accounting changes, net
   of tax**                                        (181.4)          8.8       -       (0.07)         -       -

Net income, excluding realized capital
   gains (losses) and cumulative effect of
   accounting changes, net of tax                11,455.7      10,216.3    12.1        4.35       3.88    12.1

Catastrophe losses, net of tax                     (682.7)        (46.2)      -       (0.26)     (0.02)      -

Settlement charge, net of tax                       (53.0)            -       -       (0.02)         -       -

Net income, excluding realized
   capital gains (losses), cumulative effect
   of accounting changes, catastrophe losses
   and settlement charge, net of tax           $ 12,191.4    $ 10,262.5    18.8%   $   4.63   $   3.90    18.7%

Average shares outstanding                                                          2,637.3    2,637.3

   * Reflects the adoption of EITF Issue No. 04-8 "Accounting Issues Related to Certain Features of Contingently Convertible Debt and the Effect on Diluted Earnings per Share." The impact on net income was $0.01 per share for the years 2004 and 2003.

   ** Represents the cumulative effect of accounting changes, net of tax, related to SOP 03-1 "Accounting and Reporting by Insurance Enterprises for Certain Nontraditional Long-Duration Contracts and for Separate Accounts" in 2004 and FIN46R "Consolidation of Variable Interest Entities" in 2003.

      Net income for the fourth quarter of 2004 rose 11.5 percent to $3.02 billion or $1.15 per share, compared to $2.71 billion or $1.03 per share in the fourth quarter of 2003. For the fourth quarter 2004, net income excluding realized capital gains (losses) and the cumulative effect of an accounting change increased 11.6 percent to $3.07 billion or $1.17 per share, compared to $2.75 billion or $1.05 per share in the same period of 2003.

      Fourth quarter 2004 after-tax net catastrophe losses were $170.5 million or $0.07 per share, compared to no catastrophe losses incurred in the same period of 2003. The above mentioned settlement resulted in a fourth quarter 2004 after-tax charge of $53.0 million or $0.02 per share. For the fourth quarter of 2004, net income excluding realized capital gains (losses), the cumulative effect of an accounting change, catastrophe losses and the settlement charge increased 19.7 percent to $3.29 billion or $1.26 per share, compared to $2.75 billion or $1.05 per share in the same period of 2003.

                                 FOURTH QUARTER
               (in millions, except per share amounts) (unaudited)

                                                                                                PER SHARE*
                                                                                                ----------
                                                  2004          2003      Change      2004        2003        Change
                                                  ----          ----      ------      ----        ----        ------
Net income                                     $ 3,017.5    $ 2,707.3      11.5%   $    1.15    $    1.03      11.7%

Realized capital gains (losses),
   net of tax                                      (52.9)       (53.1)        -        (0.02)       (0.02)        -

Cumulative effect of an accounting change,
   net of tax**                                        -          8.8         -            -            -         -

Net income, excluding realized capital gains
   (losses) and cumulative effect of an
   accounting change, net of tax                 3,070.4      2,751.6      11.6         1.17         1.05      11.4

Catastrophe losses, net of tax                    (170.5)           -         -        (0.07)           -         -

Settlement charge, net of tax                      (53.0)           -         -        (0.02)           -         -

Net income, excluding realized
   capital gains (losses), cumulative effect
   of an accounting change, catastrophe
   losses and settlement charge, net of tax    $ 3,293.8    $ 2,751.6      19.7%   $    1.26    $    1.05      20.0%

Average shares outstanding                                                           2,632.0      2,636.4

   * Reflects the adoption of EITF Issue No. 04-8 "Accounting Issues Related to Certain Features of Contingently Convertible Debt and the Effect on Diluted Earnings per Share." The impact on net income was $0.01 per share for the years 2004 and 2003.

   ** Represents the cumulative effect of an accounting change, net of tax, related to FIN46R "Consolidation of Variable Interest Entities" in 2003.

      Income before income taxes, minority interest and cumulative effect of accounting changes for the full year 2004 was $17.25 billion, a 24.0 percent increase over $13.91 billion in 2003. Income before income taxes, minority interest and cumulative effect of an accounting change for the fourth quarter of 2004 was $4.61 billion, a 13.9 percent increase over $4.05 billion in the same period of 2003. The following chart provides a summary of the realized capital (gains) losses, catastrophe losses and settlement charge included in these results:

                                                              TWELVE MONTHS                       FOURTH QUARTER
                                                                            (in millions) (unaudited)

                                                      2004        2003       Change       2004         2003        Change
                                                    ---------   ---------    ------     ---------     ---------    ------
Income before income taxes, minority interest
and cumulative effect of accounting changes         $17,250.0   $13,908.3      24.0%    $ 4,612.3     $ 4,050.5     13.9%

Realized capital (gains) losses                         317.3     1,433.1                    68.8          85.3

Catastrophe Losses:

Domestic Brokerage Group                                526.6        47.5                   120.8             -
Personal Lines                                           24.7         5.0                       -             -
Transatlantic Holdings, Inc. (a)                        215.0         3.5                    50.0             -
Foreign General                                         217.3        16.5                    77.0             -
Life (Home Service) (b)                                   4.7           -                       -             -
Minority owned companies - AIG share:
      Allied World Assurance
         Holdings, Ltd                                   39.4           -                       -             -
      IPC Holdings, Ltd.                                 39.4           -                    15.0             -
      Fuji Fire & Marine Insurance
         Company Limited                                 17.4           -                     7.4             -
                                                    ---------   ---------               ---------     ---------
Total Catastrophe Losses                              1,084.5        72.5                   270.2             -

Settlement charge                                        38.5           -                    38.5             -

Income before income taxes, minority interest,
cumulative effect of accounting
changes, realized capital (gains) losses,
catastrophe losses and settlement charge            $18,690.3   $15,413.9      21.3%    $ 4,989.8     $ 4,135.8     20.6%

(a) AIG's share is $129.0 million in 2004 and $2.1 million in 2003 and $30.0 million in the fourth quarter 2004.

(b)   Relates to minor property-casualty subsidiaries currently in runoff.

HIGHLIGHTS OF CONSOLIDATED 2004 RESULTS INCLUDE:

                                                  2004               2003          Change
                                              ---------------    --------------    ------
                                               (unaudited)
CONSOLIDATED
Revenues (a)
     Full Year                                $ 98.61 BILLION*   $81.30 billion      21.3%
     Fourth Quarter                           $ 25.76 BILLION*   $22.18 billion      16.1%

Net Income
     Full Year                                $ 11.05 BILLION*   $ 9.27 billion      19.1%
     Fourth Quarter                           $  3.02 BILLION*   $ 2.71 billion      11.5%

Adjusted Net Income (b)
     Full Year                                $ 11.46 BILLION*   $10.22 billion      12.1%
     Fourth Quarter                           $  3.07 BILLION*   $ 2.75 billion      11.6%

Adjusted Net Income, excluding catastrophe
     losses and settlement charge
     Full Year                                $ 12.19 BILLION*   $10.26 billion      18.8%
     Fourth Quarter                           $  3.29 BILLION*   $ 2.75 billion      19.7%

Shareholders' Equity
    At December 31                            $    83 BILLION*   $   71 billion      16.3%

Retained Earnings
    At December 31                            $    71 BILLION*   $   61 billion      16.9%

Return on Equity (c)
     At December 31, as presented                        16.5%             17.2%
     Excluding catastrophe losses
     and settlement charge                               17.5%             17.3%

Consolidated Assets
     At December 31                           $   800 BILLION*   $  678 billion      18.0%

Insurance Cash Flow (d)
     Full Year                                $ 58.79 BILLION*   $46.90 billion      25.4%
     Fourth Quarter                           $ 14.25 BILLION    $14.55 billion      (2.1%)

* Indicates a record.

(a) Represents the sum of General Insurance net premiums earned, GAAP Life Insurance & Retirement Services premiums, net investment income, Financial Services interest, lease and finance charges, Asset Management advisory and management fees, net investment income with respect to Guaranteed Investment Contracts (GICs) and realized capital gains (losses).

(b) Excludes realized capital gains (losses) and cumulative effect of accounting changes, net of tax.

(c)   See reconciliation to GAAP ROE in the supplementary earnings data.

(d) In addition to General Insurance cash flow, includes Life Insurance & Retirement Services cash flow for investment, which generates the investment income necessary to meet policyholder obligations and to provide a profit margin to shareholders, as well as net cash flow from GICs.

      Commenting on these results, AIG Chairman M. R. Greenberg said, "AIG earned record net income in 2004, even after accounting for the unprecedented devastation from the hurricanes, typhoons, earthquake and tsunamis in the second half of the year, which affected the entire industry. In addition, AIG took a charge of $53.0 million after-tax in the fourth quarter in connection with the previously reported settlement reached concerning the Brightpoint and PNC transactions and related matters. The amount of this charge reflects the fact that part of the total cost of the settlement was borne by the AIG Financial Products Corp. incentive compensation pool.

      "The diversification of AIG - with its four principal business segments, multiple profit centers and broad geographic presence throughout the world - was an especially valuable strength for AIG in 2004. When one or more businesses does not meet our expectations for reasons such as catastrophe losses, market changes or other issues, we have several other profit centers that perform at or above expectations that can enable us to meet our overall objectives. Our ability to absorb $682.7 million in catastrophe losses, tackle challenging regulatory issues and navigate through a volatile global economic and political environment and still achieve record net income is a testament to the diversity and strength of our franchise. This diversification, coupled with our unsurpassed capital base, is also a pillar of financial security for our customers.

      "AIG has also taken several steps in response to the regulatory issues that we faced in 2004. We are implementing the settlements of the Brightpoint and PNC transactions. In addition, AIG has been continuing to cooperate with state attorneys general and insurance departments in connection with their investigations of certain practices of brokers and insurers. Approximately 40 outside attorneys have assisted us in our internal review, and they have examined in excess of 850,000 emails and 30,000 documents. Based on all of the information we have today, we continue to believe that the issue that has been the primary focus of the New York Attorney General's investigation of AIG is confined to one broker relationship and one unit, the Excess Casualty Division of American Home Assurance Company.

      "We will continue to do whatever it takes to assure that every one of our 92,000 employees upholds the highest ethical standards. AIG has formed a Complex Structured Finance Transaction Committee comprised of senior executives from the businesses and from the finance, legal and claims functions to review certain proposed transactions. Since April, AIG Financial Products Corp. has also had its own Transaction Review Committee.

      "In order to provide the highest standards of risk management throughout the organization, we brought together our credit, market and operational risk management capabilities into one Enterprise Risk Management department, which is led by a senior executive who brings nearly 30 years of experience to the function.

      "Also, we have augmented on a worldwide basis, in several different languages, our ethics education program to reinforce the standards set forth in our Code of Conduct. We have enhanced the role of the Chief Compliance Officer, who has the support of 250 compliance officers around the world. Employees have a Compliance Help Line they can contact that is accessible in more than 70 languages.

      "Although we are giving these issues our full attention, they have not distracted us from managing our businesses, serving our customers and performing for our shareholders."

GENERAL INSURANCE

                                              TWELVE MONTHS ENDED DECEMBER 31,          THREE MONTHS ENDED DECEMBER 31,
                                                                    (in millions)  (unaudited)
                                               2004          2003        CHANGE          2004           2003           CHANGE
                                            -----------  -------------   ------     --------------  ------------       ------
GENERAL INSURANCE OPERATIONS*:

Net Premiums Written                        $  41,902.1  $    35,211.8     19.0 %   $     10,578.9  $    9,159.2         15.5 %

Underwriting Profit                             1,871.3        2,220.8    (15.7)             504.4         551.2         (8.5)

Net Investment Income                           3,559.2        3,021.6     17.8              940.7         764.4         23.1
Operating Income before Realized Capital
   Gains (Losses)                               5,430.5        5,242.4      3.6            1,445.2       1,315.6          9.9
OPERATING INCOME, EXCLUDING REALIZED
   CAPITAL GAINS (LOSSES) AND
   CATASTROPHE LOSSES                           6,414.1        5,314.9     20.7            1,693.0       1,315.6         28.7

Cash Flow                                   $    14,191  $      13,631      4.1 %   $        3,841  $      4,136         (7.1)%
                                            -----------  -------------   ------     --------------  ------------
  Combined Ratio                                  95.02          92.43                       94.25         91.39
  Combined Ratio, excluding Catastrophe
     Losses                                       92.53          92.20                       91.87         91.39
                                            -----------  -------------   ------     --------------  ------------

* Reconciliation in accordance with Regulation G provided in Financial Highlights and Supplementary Earnings Data.

      General Insurance had a solid year and quarter in the U.S. and around the world, in spite of record levels of catastrophe losses. The full year 2004 combined ratio of 95.02, including 2.49 points of catastrophe losses, demonstrates the strength of our underwriting discipline.

      Worldwide General Insurance net investment income increased 17.8 percent for the full year 2004, and fourth quarter 2004 net investment income increased
23.1 percent. Strong cash flow as well as very strong partnership income contributed to this growth. General Insurance cash flow totaled a record $14.19 billion in 2004.

      At December 31, 2004, General Insurance net loss and loss adjustment reserves totaled $46.26 billion, an increase of $9.61 billion and $2.44 billion in the full year and fourth quarter, respectively.

      In the United States, the Domestic Brokerage Group did well even after accounting for the four hurricanes. Lexington, the largest excess and surplus lines carrier and a major underwriter of property insurance, was significantly impacted by catastrophe losses. Domestic property-casualty rates are generally satisfactory at this time, although in some classes of business, including property, D&O and energy, rates should be firmer. The AIG companies will maintain our standards, however, and not follow rates down to levels considered unacceptable.

      HSB Group, the leader in equipment breakdown insurance, had another year of record premiums and record underwriting results. Domestic Personal Lines, including the Private Client Group, had solid underwriting results and strong premium growth in 2004. AIG United Guaranty Corporation achieved record premiums in 2004, excellent underwriting results that are substantially better than the overall mortgage guaranty insurance industry and continued expansion of its international operations.

      Transatlantic Holdings, Inc., which was substantially impacted by record catastrophes in the U.S. and around the world, had operating income of $259.8 million in 2004 compared to $379.6 million last year. Underlying results were strong, as operating income excluding catastrophe losses increased 23.9 percent.

      Foreign General Insurance, one of AIG's crown jewels, had excellent results in 2004, and performed well in every region around the world. Despite sustaining $217.3 million in catastrophe losses, Foreign General produced $841.5 million in underwriting income, achieved a combined ratio of 88.78 and generated net investment income of $647.5 million. These results are a testament to Foreign General's extensive geographic network, diverse product mix, underwriting skill and broad distribution, which are unmatched in the industry.

LIFE INSURANCE & RETIREMENT SERVICES

                                                      TWELVE MONTHS ENDED DECEMBER 31,       THREE MONTHS ENDED DECEMBER 31,
                                                                          (in millions)   (unaudited)
                                                        2004       2003 (A)    CHANGE        2004       2003 (A)       CHANGE
                                                    -----------   ----------   ------     ----------  ------------     ------
LIFE INSURANCE & RETIREMENT SERVICES OPERATIONS*:

GAAP Premiums                                       $  28,396.8   $ 23,491.5     20.9%    $  7,295.4  $    6,507.4       12.1%
Premiums, Deposits and Other
   Considerations                                      66,911.3     53,106.8     26.0       16,314.8      16,128.2        1.2
Net Investment Income                                  15,793.3     13,574.1     16.3        4,151.2       3,628.7       14.4
Operating Income before Realized Capital
   Gains (Losses)                                   $   8,686.0   $  7,281.4     19.3%    $  2,277.6  $    1,965.7       15.9%
                                                    -----------   ----------   ------     ----------  ------------     ------

* Reconciliation in accordance with Regulation G provided in Financial Highlights and Supplementary Earnings Data.

(a) Restated to conform to 2004 presentation.

      Worldwide Life Insurance & Retirement Services results were very good overall. AIG's Foreign Life Insurance & Retirement Services operations continued to have outstanding results, with record operating income and strong premium growth in both the full year and fourth quarter. AIG's Domestic Life Insurance business had mixed results, while the Domestic Retirement Services business was excellent.

      The Foreign Life business in Asia achieved - as it has historically - excellent growth and profitability. Japan and China had particularly strong growth and Southeast Asia overall performed satisfactorily. In China, where AIG has a 57 percent market share of the total 2004 premiums written by foreign insurers, first year life insurance premiums increased 36.6 percent in 2004 over the prior year. In addition, we had very good results in Greece, Central Europe and Russia.

      The Foreign Retirement Services business continues its strong growth as we have built upon our success in Japan and Korea by expanding our extensive distribution network and leveraging our product expertise to introduce annuity products in new markets. In

January, AIG Star Life Insurance Co., Ltd. entered into an agreement with the Bank of Tokyo Mitsubishi, one of Japan's largest banks, to market a multi-currency fixed annuity.

      Domestic Life Insurance results from term life, universal life and structured settlement products were strong. However, AGLA, the home services business, lagged our objectives. We are redesigning the company from the ground up, diversifying product offerings, enhancing the capabilities and quality of the sales force and broadening the markets served beyond those historically serviced by AGLA. We expect these steps will begin to show positive results toward the second half of 2005. In the meantime the company generates strong cash flow. Domestic Group Life performance also was weak in 2004, as we discussed in previous quarters. Restructuring efforts in this business are focused on new product introductions, cross selling and other growth strategies. Results should begin to be evident later in 2005.

      Domestic Retirement Services had outstanding profitability in each of its three principal businesses - group retirement products, individual fixed annuities and individual variable annuities. AIG VALIC, the group retirement business, broke the billion dollar mark in operating income. Annuity and mutual fund deposits were $6.50 billion in 2004 and general and separate account reserves were $56.12 billion at year end, both of which increased approximately 10 percent.

      The individual fixed annuity business, primarily AIG Annuity, had record operating income in 2004. Rising short-term interest rates in the latter part of 2004 and aggressive competitor pricing contributed to the difficult sales and net flow comparisons, but we have developed strategies to deal with the changing environment. The company will remain disciplined in pricing and return requirements.

      AIG SunAmerica Retirement Markets, the individual variable annuity business, reported record operating income and sales in 2004. Equity market gains, along with the strong increase in sales and net flows, resulted in a significant improvement in variable annuity fee income when compared to 2003. The decrease in fourth quarter sales followed declining equity markets in the third quarter and the first half of the fourth quarter. We are continuing to increase the size of the wholesale organization as a measure to improve sales.

FINANCIAL SERVICES

                                    TWELVE MONTHS ENDED DECEMBER 31,    THREE MONTHS ENDED DECEMBER 31,
                                                        (in millions) (unaudited)
                                      2004         2003        CHANGE     2004         2003       CHANGE
                                      ----         ----        ------     ----         ----       ------
FINANCIAL SERVICES OPERATIONS:
  Revenues                          $7,684.0     $7,565.5       1.6 %   $1,916.0     $2,069.8     (7.4)%
  Operating Income                  $2,379.0     $2,464.2      (3.5)%   $  591.2     $  702.5    (15.8)%

      Financial Services overall had a difficult year in 2004. Of the three major components, Consumer Finance, both domestically and internationally, did very well with good top and bottom line growth.

      International Lease Finance Corporation (ILFC) had 2004 operating income of $739.4 million, an increase of 1.6 percent over 2003. Excluding the impact of the securitization of approximately $2 billion in aircraft in late 2003 and early 2004, operating income would have increased approximately 6.4 percent in 2004 and 9.2 percent in the fourth quarter 2004. The commercial aviation market showed good momentum in the fourth quarter, as ILFC continued to see net improvements in lease margins and an increasing level of interest from traditional buyers, third party investors and debt providers for the purchase of aircraft from ILFC's extensive lease portfolio. The outlook for 2005 is positive.

      Capital Markets earned $857.5 million in 2004, and although very profitable overall, these results lagged the prior year. At AIG Financial Products Corp. (AIGFP), the regulatory issue which resulted in the settlement charge had a negative impact on results. However, with the settlement completed, AIGFP is focused on its 2005 business opportunities and should do well going forward.

ASSET MANAGEMENT

                                        TWELVE MONTHS ENDED DECEMBER 31,            THREE MONTHS ENDED DECEMBER 31,
                                                                    (in millions) (unaudited)
                                         2004         2003 (a)      CHANGE            2004         2003 (a)      CHANGE
                                         ----         --------      ------            ----         --------      ------
ASSET MANAGEMENT OPERATIONS:
   Revenues                           $ 4,043.6      $ 3,349.1       20.7%         $ 1,116.7       $ 890.7       25.4%
   Operating Income                   $ 1,175.9      $   817.5       43.8%         $   307.2       $ 239.4       28.3%

  (a) Restated to conform to 2004 presentation.

      Asset Management operating income was $1.18 billion in 2004, compared to $817.5 million last year. Institutional Asset Management results in 2004 include $195 million in third party limited partner earnings from certain AIG managed private equity and real estate funds, now required to be consolidated under FIN46R. Assets under management increased to over $53 billion at year end. From a virtual start up in 1996, AIG now ranks among the top six institutional asset managers in the world.

      Guaranteed Investment Contracts (GICs) contributed $636.3 million to operating income in 2004 compared to $546.8 million in 2003. GICs will continue to be sold on an opportunistic basis, and we are implementing a new institutional and retail sales program that should enable us to achieve enhanced rates of return from this business.

      In the Other Income/Deductions - net category, AIG reported a loss of $104.1 million in 2004 compared to a loss of $464.0 million a year earlier. The underlying improvement continues to be primarily attributable to increased income related to SunAmerica partnership investments.

                                     # # # #

      AIG is the world's leading international insurance and financial services organization, with operations in more than 130 countries and jurisdictions. AIG member companies serve commercial, institutional and individual customers through the most extensive worldwide property-casualty and life insurance networks of any insurer. In the United States, AIG companies are the largest underwriters of commercial and industrial insurance and AIG American General is a top-ranked life insurer. AIG's global businesses also include retirement services, financial services and asset management. AIG's financial services businesses include aircraft leasing, financial products, trading and market making. AIG's growing global consumer finance business is led in the United States by American General Finance. AIG also has one of the largest U.S. retirement services businesses through AIG SunAmerica and AIG VALIC, and is a leader in asset management for the individual and institutional markets, with specialized investment management capabilities in equities, fixed income, alternative investments and real estate. AIG's common stock is listed in the U.S. on the New York Stock Exchange and ArcaEx, as well as the stock exchanges in London, Paris, Switzerland and Tokyo.

                                     # # # #

      A conference call for the investment community will be held today at 9:00 a.m. EST. The call will be broadcast live on the Internet at:

                               www.aigwebcast.com

The call will be archived at the same URL through Wednesday, February 23, 2005.

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS

      This press release contains forward-looking statements. Please refer to the AIG Quarterly Report on Form 10-Q for the quarter ended September 30, 2004 and AIG's past and future filings and reports filed with the Securities and Exchange Commission for a description of the business environment in which AIG operates and the important factors that may affect its business. AIG is not under any obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

COMMENT ON REGULATION G

      This press release, including the financial highlights and supplementary earnings data, includes certain non-GAAP financial measures. The reconciliations of such measures to the most comparable GAAP figures in accordance with Regulation G are included herein.

      Throughout this press release, AIG presents its operations in the way it believes will be most meaningful and useful, as well as most transparent, to the investing public and others who use AIG's financial information in evaluating the performance of AIG. That presentation includes the use of certain non-GAAP measures. In addition to the GAAP presentations of net income and operating income, AIG shows both net income and operating income exclusive of realized capital gains (losses), catastrophe losses and the settlement charge.

      Although the investment of premiums to generate investment income (or loss) and realized capital gains or losses is an integral part of both life and general insurance operations, the determination to realize capital gains or losses is independent of the insurance underwriting process. Moreover, under applicable GAAP accounting requirements, losses can be created as a result of other than temporary declines in value without actual realization. In sum, investment income and realized capital gains or losses for any particular period are not indicative of quarterly business performance.

      AIG believes that a major part of the discipline of a successful general insurance company is to produce an underwriting profit, and it evaluates the performance of and manages its operations on that basis. Providing only a GAAP presentation of net income and operating income makes it much more difficult for users of AIG's financial information to evaluate AIG's success or failure in its basic business, that of insurance underwriting, and may, in AIG's opinion, lead to incorrect or misleading assumptions and conclusions. The equity analysts who follow AIG exclude the realized capital gains and losses in their analyses for the same reason, and consistently request that AIG provide the non-GAAP information.

      AIG presents net income and operating income excluding catastrophe losses because those losses are deemed to be significant for the twelve months and fourth quarter 2004. AIG believes that this separate presentation is both meaningful and useful for users of AIG's financial information.

      AIG presents life and retirement services production (premiums, deposits and other considerations), net premiums written and combined ratios in accordance with accounting principles prescribed or permitted by insurance regulatory authorities because these are standard measures of performance used in the insurance industry and thus allow for more meaningful comparisons with AIG's insurance competitors.

      AIG presents net income and operating income excluding the charge incurred with respect to the final settlement with the Securities and Exchange Commission, the United States Department of Justice and the United States Attorney for the Southern District of Indiana with respect to issues arising from certain transactions with Brightpoint, Inc., the PNC Financial Services Group, Inc. and related matters, because AIG considers such charge an unusual and non-recurring item.

                       AMERICAN INTERNATIONAL GROUP, INC.
                              FINANCIAL HIGHLIGHTS*
              (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS) (UNAUDITED)

                                                         TWELVE MONTHS ENDED DECEMBER 31,       THREE MONTHS ENDED DECEMBER 31,
                                                          2004           2003        CHANGE      2004           2003        CHANGE
                                                      ------------   ------------   -------   ------------   ------------   -------
GENERAL INSURANCE OPERATIONS:
     Net Premiums Written                             $ 41,902,055   $ 35,211,785      19.0%  $ 10,578,872   $  9,159,196      15.5%
     Net Premiums Earned                                39,455,092     31,734,307      24.3     10,406,215      8,403,206      23.8
     Underwriting Profit                                 1,871,331      2,220,773     (15.7)       504,442        551,195      (8.5)
     Net Investment Income                               3,559,214      3,021,601      17.8        940,743        764,363      23.1
     Income before Realized Capital Gains (Losses)       5,430,545      5,242,374       3.6      1,445,185      1,315,558       9.9
     Realized Capital Gains (Losses)                        31,556       (172,461)        -         12,702        158,264         -
     OPERATING INCOME                                    5,462,101      5,069,913       7.7      1,457,887      1,473,822      (1.1)
     OPERATING INCOME, EXCLUDING REALIZED CAPITAL
       GAINS (LOSSES) AND CATASTROPHE LOSSES          $  6,414,145   $  5,314,874      20.7%  $  1,692,985   $  1,315,558      28.7%
                                                      ------------   ------------   -------   ------------   ------------   -------
       Loss Ratio                                            75.20          73.33                    73.93          71.83
       Expense Ratio                                         19.82          19.10                    20.32          19.56
       Combined Ratio                                        95.02          92.43                    94.25          91.39
       Combined Ratio, excluding Catastrophe Losses          92.53          92.20                    91.87          91.39
                                                      ------------   ------------   -------   ------------   ------------   -------

LIFE INSURANCE & RETIREMENT SERVICES OPERATIONS (a):
     GAAP Premiums                                    $ 28,396,845   $ 23,491,466      20.9%  $  7,295,395   $  6,507,399      12.1%
     Net Investment Income                              15,793,315     13,574,121      16.3      4,151,240      3,628,711      14.4
     Income before Realized Capital Gains (Losses)       8,685,966      7,281,351      19.3      2,277,564      1,965,711      15.9
     Realized Capital Gains (Losses)                        (9,910)      (701,718)        -         96,413        (45,200)        -
     OPERATING INCOME                                    8,676,056      6,579,633      31.9      2,373,977      1,920,511      23.6

FINANCIAL SERVICES OPERATING INCOME                      2,378,958      2,464,169      (3.5)       591,221        702,452     (15.8)

ASSET MANAGEMENT OPERATING INCOME (a)(b)                 1,175,895        817,531      43.8        307,198        239,435      28.3

Other Realized Capital Gains (Losses) (a)                 (338,934)      (558,927)        -       (177,920)      (198,410)        -
Other Income (Deductions) - net                           (104,090)      (464,011)        -         59,948        (87,312)        -
INCOME BEFORE INCOME TAXES, MINORITY
       INTEREST AND CUMULATIVE EFFECT OF
       ACCOUNTING CHANGES                               17,249,986     13,908,308      24.0      4,612,311      4,050,498      13.9
Income Taxes                                             5,472,691      4,263,947         -      1,436,282      1,259,459         -
INCOME BEFORE MINORITY INTEREST AND CUMULATIVE
       EFFECT OF ACCOUNTING CHANGES                     11,777,295      9,644,361      22.1      3,176,029      2,791,039      13.8
Minority Interest, after-tax-
       Income before Realized Capital Gains (Losses)      (532,882)      (378,494)        -       (151,034)       (94,666)        -
       Realized Capital Gains (Losses)                     (15,152)          (440)        -         (7,531)         2,153         -
INCOME BEFORE CUMULATIVE EFFECT OF
       ACCOUNTING CHANGES                               11,229,261      9,265,427      21.2      3,017,464      2,698,526      11.8
Cumulative Effect of Accounting
       Changes, net of tax (c)                            (181,431)         8,778         -              0          8,778         -
NET INCOME                                            $ 11,047,830   $  9,274,205      19.1%  $  3,017,464   $  2,707,304      11.5%

FINANCIAL HIGHLIGHTS

                                                  TWELVE MONTHS ENDED DECEMBER 31,        THREE MONTHS ENDED DECEMBER 31,
                                                   2004          2003         CHANGE       2004           2003         CHANGE
                                               ------------   ------------   -------   ------------   -------------   -------
NET INCOME                                     $ 11,047,830   $  9,274,205      19.1%  $  3,017,464   $   2,707,304      11.5%
REALIZED CAPITAL GAINS (LOSSES), NET OF TAX        (226,439)      (950,923)        -        (52,917)        (53,088)        -
CUMULATIVE EFFECT OF ACCOUNTING
       CHANGES, NET OF TAX (c)                     (181,431)         8,778         -              0           8,778         -
NET INCOME, EXCLUDING REALIZED CAPITAL GAINS
       (LOSSES) AND CUMULATIVE EFFECT OF
       ACCOUNTING CHANGES, NET OF TAX            11,455,700     10,216,350      12.1      3,070,381       2,751,614      11.6
CATASTROPHE LOSSES, NET OF TAX                     (682,676)       (46,215)        -       (170,470)              0         -
SETTLEMENT CHARGE, NET OF TAX                       (52,997)             0         -        (52,997)              0         -
NET INCOME, EXCLUDING REALIZED CAPITAL GAINS
       (LOSSES), CUMULATIVE EFFECT OF
       ACCOUNTING CHANGES, CATASTROPHE LOSSES
       AND SETTLEMENT CHARGE, NET OF TAX       $ 12,191,373   $ 10,262,565      18.8%  $  3,293,848   $   2,751,614      19.7%

PER SHARE - DILUTED (d):
NET INCOME                                     $       4.19   $       3.52      19.0%  $       1.15   $        1.03      11.7%
REALIZED CAPITAL GAINS (LOSSES), NET OF TAX           (0.09)         (0.36)        -          (0.02)          (0.02)        -
CUMULATIVE EFFECT OF ACCOUNTING
       CHANGES, NET OF TAX (c)                        (0.07)          0.00         -           0.00            0.00         -
NET INCOME, EXCLUDING REALIZED CAPITAL GAINS
       (LOSSES) AND CUMULATIVE EFFECT OF
       ACCOUNTING CHANGES, NET OF TAX                  4.35           3.88      12.1           1.17            1.05      11.4
CATASTROPHE LOSSES, NET OF TAX                        (0.26)         (0.02)        -          (0.07)           0.00         -
SETTLEMENT CHARGE, NET OF TAX                         (0.02)          0.00         -          (0.02)           0.00         -
NET INCOME, EXCLUDING REALIZED CAPITAL GAINS
       (LOSSES), CUMULATIVE EFFECT OF
       ACCOUNTING CHANGES, CATASTROPHE LOSSES
       AND SETTLEMENT CHARGE, NET OF TAX       $       4.63   $       3.90      18.7%  $       1.26   $        1.05      20.0%

AVERAGE DILUTED COMMON
        SHARES OUTSTANDING (d)                    2,637,290      2,637,280                2,632,049       2,636,437

*     Including reconciliation in accordance with Regulation G.

(a)   2003 is restated to conform to 2004 presentation.

(b) Includes the results of certain AIG managed private equity and real estate funds consolidated effective December 31, 2003 pursuant to FIN46R, "Consolidation of Variable Interest Entities". For the fourth quarter and twelve months 2004, operating income includes $48 million and $195 million, respectively, of third-party limited partner earnings offset in Minority Interest Expense.

(c) Represents the cumulative effect of accounting changes, net of tax, related to SOP 03-1 "Accounting and Reporting by Insurance Enterprises for Certain Nontraditional Long-Duration Contracts and for Separate Accounts" in 2004 and FIN46R "Consolidation of Variable Interest Entities" in 2003.

(d) Reflects the adoption of EITF Issue No. 04-8 "Accounting Issues Related to Certain Features of Contingently Convertible Debt and the Effect on Diluted Earnings per Share." The impact on net income was $0.01 per share for the years 2004 and 2003.

                       AMERICAN INTERNATIONAL GROUP, INC.
                                OPERATING INCOME
                           (IN THOUSANDS) (UNAUDITED)

                                                          TWELVE MONTHS ENDED DECEMBER 31,       THREE MONTHS ENDED DECEMBER 31,
                                                          2004            2003        CHANGE     2004           2003        CHANGE
                                                       ------------   ------------   -------  ------------   ------------   -------
GENERAL INSURANCE:
            Domestic Brokerage Group                   $  2,950,712   $  2,728,087       8.2% $    806,217   $    710,534     13.5%
            Personal Lines                                  351,299        252,495      39.1       101,165         79,582     27.1
            Mortgage Guaranty                               379,345        406,547      (6.7)       83,119         87,380     (4.9)
            Transatlantic Holdings                          259,790        379,591     (31.6)       85,775        103,082    (16.8)
            Foreign General (a)                           1,488,925      1,468,784       1.4       368,790        333,262     10.7
            Intercompany Adjustments                            474          6,870         -           119          1,718        -
            Realized Capital Gains (Losses)                  31,556       (172,461)        -        12,702        158,264        -
LIFE INSURANCE & RETIREMENT SERVICES (B):
            Domestic
                Life Insurance                              898,005        807,568      11.2       226,408        211,889      6.9
                Home Service                                390,237        400,126      (2.5)       90,073        101,504    (11.3)
                Group Life/Health                            97,424        119,957     (18.8)       26,006         32,047    (18.9)
                Payout Annuities (c)                        140,344        125,956      11.4        34,727         30,406     14.2
                Retirement Services
                    Group Retirement Products             1,087,897        901,718      20.6       282,079        226,227     24.7
                    Individual Fixed Annuities              928,316        708,160      31.1       265,490        216,382     22.7
                    Individual Variable Annuities           173,323         66,251     161.6        41,114         29,708     38.4
                    Individual Annuities - Runoff (d)       171,520        209,692     (18.2)       33,329         47,707    (30.1)
                Intercompany Adjustments                       (378)          (302)        -          (101)           (87)       -
                Realized Capital Gains (Losses)            (289,374)      (419,558)        -      (118,960)       (92,616)       -
            Foreign
                Life Insurance                            3,133,748      2,779,749      12.7       835,562        733,693     13.9
                Personal Accident & Health                1,156,337        851,902      35.7       305,325        243,553     25.4
                Group Products                              252,151        202,131      24.7        53,956         52,577      2.6
                Retirement Services
                    Individual Fixed Annuities              262,257        122,299     114.4        81,732         43,111     89.6
                    Individual Variable Annuities            13,167            849         -         6,788          1,261    438.3
                Intercompany Adjustments                    (18,382)       (14,705)        -        (4,924)        (4,267)       -
                Realized Capital Gains (Losses)             279,464       (282,160)        -       215,373         47,416        -
FINANCIAL SERVICES:
            Aircraft Finance                                739,410        727,956       1.6       192,533        179,599      7.2
            Capital Markets                                 857,480      1,085,894     (21.0)      193,645        357,231    (45.8)
            Consumer Finance                                787,132        648,864      21.3       207,724        160,311     29.6
            Other (e)                                        (5,064)         1,455         -        (2,681)         5,311        -
ASSET MANAGEMENT (B):
            Guaranteed Investment Contracts
                 Domestic                                   592,780        505,451      17.3       146,496        144,872      1.1
                 Foreign                                     43,519         41,368       5.2        12,398          9,277     33.6
            Institutional Asset Management (f)(g)           470,031        210,955     122.8       132,105         69,266     90.7
            Brokerage Services and Mutual Funds              69,565         59,757      16.4        16,199         16,020      1.1
Other Realized Capital Gains (Losses) (b)                  (338,934)      (558,927)        -      (177,920)      (198,410)       -
Other Income (Deductions) - net                            (104,090)      (464,011)        -        59,948        (87,312)       -
INCOME BEFORE INCOME TAXES, MINORITY
       INTEREST AND CUMULATIVE EFFECT
       OF ACCOUNTING CHANGES                             17,249,986     13,908,308      24.0     4,612,311      4,050,498     13.9
INCOME BEFORE INCOME TAXES, MINORITY
       INTEREST, REALIZED CAPITAL GAINS
       (LOSSES) AND CUMULATIVE EFFECT
        OF ACCOUNTING CHANGES                          $ 17,567,274   $ 15,341,414      14.5% $  4,681,116   $  4,135,844     13.2%

(a) Foreign General insurance excludes the foreign operations of Transatlantic Holdings, Inc.

(b)   2003 is restated to conform to 2004 presentation.

(c) Includes Structured Settlements, Single Premium Immediate Annuities and Terminal Funding Annuities.

(d) Represents runoff annuity business sold through merger related discontinued distribution relationships.

(e) Includes other financial services companies and intercompany reclassifications.

(f) Includes AIG Global Investment Group and certain smaller asset management operations.

(g) Includes the results of certain AIG managed private equity and real estate funds consolidated effective December 31, 2003 pursuant to FIN46R, "Consolidation of Variable Interest Entities". For the fourth quarter and twelve months 2004, operating income includes $48 million and $195 million, respectively, of third-party limited partner earnings offset in Minority Interest Expense.

                       AMERICAN INTERNATIONAL GROUP, INC.
                          SUPPLEMENTARY EARNINGS DATA*
                           (IN THOUSANDS) (UNAUDITED)

                                                   TWELVE MONTHS ENDED DECEMBER 31,           THREE MONTHS ENDED DECEMBER 31,
                                                   2004           2003          CHANGE       2004           2003        CHANGE
                                               ------------   ------------      ------    ------------   -----------    -------
GENERAL INSURANCE OPERATIONS:
      NET PREMIUMS WRITTEN
          Domestic Brokerage Group             $ 23,752,212   $ 20,061,153      18.4 %    $  6,205,755   $ 5,327,656     16.5 %
          Personal Lines                          4,327,813      3,706,108      16.8         1,039,453     1,002,322      3.7
          Mortgage Guaranty                         607,247        531,558      14.2           154,600       141,546      9.2
          Transatlantic Holdings                  3,749,274      3,341,077      12.2           927,222       868,891      6.7
          Foreign General (a)                     9,465,509      7,571,889      25.0         2,251,842     1,818,781     23.8
                                               ------------   ------------                ------------   -----------
          TOTAL                                  41,902,055     35,211,785      19.0        10,578,872     9,159,196     15.5

      OPERATING INCOME
          Domestic Brokerage Group (b)            2,950,712      2,728,087       8.2           806,217       710,534     13.5
          Personal Lines (b)                        351,299        252,495      39.1           101,165        79,582     27.1
          Mortgage Guaranty                         379,345        406,547      (6.7)           83,119        87,380     (4.9)
          Transatlantic Holdings (b)                259,790        379,591     (31.6)           85,775       103,082    (16.8)
          Foreign General (a)(b)(c)               1,488,925      1,468,784       1.4           368,790       333,262     10.7
          Intercompany Adjustments                      474          6,870         -               119         1,718        -
                                               ------------   ------------                ------------   -----------
          TOTAL BEFORE REALIZED CAPITAL GAINS     5,430,545      5,242,374       3.6         1,445,185     1,315,558      9.9
          Realized Capital Gains (Losses)            31,556       (172,461)         -           12,702       158,264        -
          OPERATING INCOME                     $  5,462,101   $  5,069,913       7.7 %    $  1,457,887   $ 1,473,822     (1.1)%
                                               ------------   ------------       ---      ------------   -----------     ----
      COMBINED RATIO:
          Domestic Brokerage Group                    97.18          94.38                       95.73         93.53
          Personal Lines                              96.17          97.38                       95.87         96.03
          Mortgage Guaranty                           54.60          48.67                       63.27         54.57
          Transatlantic Holdings                     101.46          96.46                      100.69         96.03
          Foreign General (a)                         88.78          87.49                       89.45         86.91
          TOTAL                                       95.02          92.43                       94.25         91.39
                                               ------------   ------------                ------------   -----------

      OPERATING INCOME EXCLUDING CATASTROPHE
        LOSSES:
          Domestic Brokerage Group (b)         $  3,477,312   $  2,775,587      25.3 %    $    927,017   $   710,534     30.5 %
          Personal Lines (b)                        375,999        257,495      46.0           101,165        79,582     27.1
          Mortgage Guaranty                         379,345        406,547      (6.7)           83,119        87,380     (4.9)
          Transatlantic Holdings (b)                474,790        383,091      23.9           135,775       103,082     31.7
          Foreign General (a)(b)(c)               1,706,225      1,485,284      14.9           445,790       333,262     33.8
          Intercompany Adjustments                      474          6,870         -               119         1,718        -
                                               ------------   ------------                ------------   -----------
          TOTAL BEFORE REALIZED CAPITAL GAINS
             (LOSSES) AND CATASTROPHE LOSSES   $  6,414,145   $  5,314,874      20.7 %    $  1,692,985   $ 1,315,558     28.7 %
                                               ------------   ------------       ---      ------------   -----------     ----

      COMBINED RATIO EXCLUDING CATASTROPHE
        LOSSES:
          Domestic Brokerage Group                    94.81          94.10                       93.71         93.53
          Personal Lines                              95.59          97.25                       95.87         96.03
          Mortgage Guaranty                           54.60          48.67                       63.27         54.57
          Transatlantic Holdings                      95.59          96.35                       95.32         96.03
          Foreign General (a)                         86.30          87.26                       86.05         86.91

          TOTAL                                       92.53          92.20                       91.87         91.39

*     Including reconciliation in accordance with Regulation G.

(a) Foreign General insurance excludes the foreign operations of Transatlantic Holdings, Inc.

(b)   Pretax catastrophe losses for the fourth quarter 2004 by segment were:
      Domestic Brokerage Group $120.8 million, Transatlantic Holdings $50.0 million and Foreign General $77.0 million. Pretax catastrophe losses for the twelve months 2004 by segment were: Domestic Brokerage Group $526.6 million, Personal Lines $24.7 million, Transatlantic Holdings $215.0 million and Foreign General $217.3 million. Pretax catastrophe losses for the fourth quarter 2003 were $0. Pretax catastrophe losses for the twelve months 2003 by segment were: Domestic Brokerage Group $47.5 million, Personal Lines $5.0 million, Transatlantic Holdings $3.5 million and Foreign General $16.5 million.

(c) Operating income reflects lower net investment income due to timing of private equity and partnership distributions. Excluding catastrophe losses, fourth quarter and twelve months 2004 underwriting profit rose 50.1% and 32.8%, respectively, compared to the same periods in 2003.

SUPPLEMENTARY EARNINGS DATA

                                                  TWELVE MONTHS ENDED DECEMBER 31,            THREE MONTHS ENDED DECEMBER 31,
                                                   2004           2003          CHANGE        2004          2003        CHANGE
                                               ------------   ------------      ------    ------------   -----------    -------
GENERAL INSURANCE OPERATIONS:

      Losses and Loss Expenses Paid (a)        $ 20,056,298   $ 17,363,301      15.5 %    $  5,251,348   $ 4,480,244     17.2 %
      Change in Loss and
           Loss Expense Reserve                   9,614,056      5,906,211      62.8         2,442,305     1,555,551     57.0
                                               ------------   ------------                ------------   -----------
      Losses and Loss Expenses Incurred          29,670,354     23,269,512      27.5         7,693,653     6,035,795     27.5

      Net Loss and Loss Expense Reserve          46,261,144     36,647,088      26.2

      UNDERWRITING PROFIT                         1,871,331      2,220,773     (15.7)          504,442       551,195     (8.5)
      UNDERWRITING PROFIT EXCLUDING
          CATASTROPHE LOSSES                   $  2,854,931   $  2,293,273      24.5 %    $    752,242   $   551,195     36.5 %

FOREIGN EXCHANGE IMPACT ON GROWTH OF NET PREMIUMS WRITTEN WORLDWIDE

    Growth in Original Currency                       16.9 %                                      14.2 %
    Foreign Exchange Impact                            2.1                                         1.3
    Growth as Reported in U.S. $                      19.0                                        15.5
          FOREIGN GENERAL (b)
    Growth in Original Currency                       17.0                                        19.2
    Foreign Exchange Impact                            8.0                                         4.6
    Growth as Reported in U.S. $                      25.0 %                                      23.8 %

(a) The paid loss ratios for the three months ended December 31, 2004 and 2003 were 50.46 and 53.32, respectively. The paid loss ratios for the twelve months ended December 31, 2004 and 2003 were 50.83 and 54.72, respectively. Additionally, 2004 paid losses were impacted by the inclusion of GE personal lines business, which was acquired at the end of August 2003.

(b) Foreign General insurance excludes the foreign operations of Transatlantic Holdings, Inc.

SUPPLEMENTARY EARNINGS DATA

                                                   TWELVE MONTHS ENDED DECEMBER 31,           THREE MONTHS ENDED DECEMBER 31,
                                                   2004         2003 (a)        CHANGE        2004         2003 (a)     CHANGE
                                               ------------   ------------      ------    ------------   -----------    -------
LIFE INSURANCE & RETIREMENT SERVICES
 OPERATIONS:
 GAAP PREMIUMS
     DOMESTIC
         Life Insurance                        $  1,881,392   $  1,747,954        7.6 %   $    474,413   $   433,842      9.4 %
         Home Service                               811,802        834,212       (2.7)         199,936       209,052     (4.4)
         Group Life/Health                        1,128,091      1,046,192        7.8          269,582       281,751     (4.3)
         Payout Annuities (b)                     1,484,314      1,272,123       16.7          358,295       263,706     35.9
         Retirement Services
             Group Retirement Products              312,951        250,409       25.0           81,833        70,475     16.1
             Individual Fixed Annuities              58,482         52,933       10.5           15,810        17,712    (10.7)
             Individual Variable Annuities          407,443        330,795       23.2          107,370        91,171     17.8
             Individual Annuities - Runoff(c)        80,344         85,440       (6.0)          21,774        24,228    (10.1)
                                               ------------   ------------                ------------   -----------
         TOTAL                                    6,164,819      5,620,058        9.7        1,529,013     1,391,937      9.8

     FOREIGN
         Life Insurance                          15,247,705     13,202,404       15.5        4,112,802     3,765,837      9.2
         Personal Accident & Health               4,302,226      3,126,249       37.6        1,130,717       940,244     20.3
         Group Products (d)                       2,218,822      1,266,909       75.1          387,201       322,110     20.2
         Retirement Services
             Individual Fixed Annuities             395,360        254,483       55.4          113,020        80,463     40.5
             Individual Variable Annuities           67,913         21,363      217.9           22,642         6,808    232.6
                                               ------------   ------------                ------------   -----------
         TOTAL                                   22,232,026     17,871,408       24.4        5,766,382     5,115,462     12.7

     TOTAL GAAP PREMIUMS                         28,396,845     23,491,466       20.9        7,295,395     6,507,399     12.1
                                               ------------   ------------       ----     ------------   -----------     ----

PREMIUMS, DEPOSITS AND OTHER
     CONSIDERATIONS (e)
     DOMESTIC
         Life Insurance                           2,834,990      2,693,975        5.2          697,992       692,696      0.8
         Home Service                               964,889        985,403       (2.1)         234,913       253,655     (7.4)
         Group Life/Health                        1,117,634      1,060,254        5.4          269,582       288,133     (6.4)
         Payout Annuities                         2,172,019      1,750,773       24.1          534,556       465,139     14.9
         Retirement Services
             Group Retirement Products            5,555,081      5,359,804        3.6        1,413,244     1,355,189      4.3
             Individual Fixed Annuities           9,947,209     11,383,801      (12.6)       1,981,406     3,198,907    (38.1)
             Individual Variable Annuities        4,126,321      3,412,173       20.9          869,336       926,735     (6.2)
             Individual Annuities - Runoff          252,376        349,762      (27.8)          58,328        74,533    (21.7)
                                               ------------   ------------                ------------   -----------
         TOTAL                                   26,970,519     26,995,945       (0.1)       6,059,357     7,254,987    (16.5)

     FOREIGN
         Life Insurance                          18,676,702     15,354,102       21.6        5,022,857     4,419,672     13.6
         Personal Accident & Health               4,329,135      3,113,370       39.0        1,124,718       927,082     21.3
         Group Products (d)                       3,324,325      2,047,073       62.4          617,219       499,801     23.5
         Retirement Services
             Individual Fixed Annuities          11,981,097      4,376,000      173.8        3,089,070     2,710,278     14.0
             Individual Variable Annuities        1,629,476      1,220,337       33.5          401,559       316,397     26.9
                                               ------------   ------------                ------------   -----------
         TOTAL                                   39,940,735     26,110,882       53.0       10,255,423     8,873,230     15.6

     TOTAL PREMIUMS, DEPOSITS AND OTHER
         CONSIDERATIONS                        $ 66,911,254   $ 53,106,827       26.0 %   $ 16,314,780   $16,128,217      1.2 %

(a)   Restated to conform to 2004 presentation.

(b) Includes Structured Settlements, Single Premium Immediate Annuities and Terminal Funding Annuities.

(c) Represents runoff annuity business sold through merger related discontinued distribution relationships.

(d) Twelve months 2004 include approximately $640 million of premium from a reinsurance transaction involving terminal funding business. This single premium amount is offset by a similar amount of benefits incurred.

(e) Premiums, deposits and other considerations represent aggregate business activity during the respective periods presented on a non-GAAP basis.

SUPPLEMENTARY EARNINGS DATA

                                                      TWELVE MONTHS ENDED DECEMBER 31,        THREE MONTHS ENDED DECEMBER 31,
                                                        2004         2003 (a)     CHANGE        2004         2003 (a)     CHANGE
                                                    ------------   ------------   ------    ------------   ------------   ------
LIFE INSURANCE & RETIREMENT SERVICES OPERATIONS:
    NET INVESTMENT INCOME
             DOMESTIC
                 Life Insurance                     $  1,458,372   $  1,358,386      7.4%   $    364,590   $    392,446     (7.1)%
                 Home Service                            686,268        689,800     (0.5)        157,826        179,079    (11.9)
                 Group Life/Health                       123,143        121,519      1.3          30,533         34,279    (10.9)
                 Payout Annuities                        800,731        698,628     14.6         200,861        188,102      6.8
                 Retirement Services
                     Group Retirement Products         2,190,416      2,054,834      6.6         573,113        532,869      7.6
                     Individual Fixed Annuities        3,099,970      2,566,791     20.8         833,227        729,716     14.2
                     Individual Variable Annuities       238,828        238,877        -          59,197         66,612    (11.1)
                     Individual Annuities - Runoff     1,076,115      1,266,570    (15.0)        269,051        295,055     (8.8)
                 Intercompany Adjustments                   (378)          (302)       -            (101)           (87)       -
                                                    ------------   ------------             ------------   ------------
                 TOTAL                                 9,673,465      8,995,103      7.5       2,488,297      2,418,071      2.9

             FOREIGN
                 Life Insurance                        4,332,264      3,700,093     17.1       1,083,948        920,631     17.7
                 Personal Accident & Health              178,516        162,644      9.8          45,295         44,166      2.6
                 Group Products                          433,239        338,001     28.2         122,118         89,463     36.5
                 Retirement Services
                     Individual Fixed Annuities        1,050,777        389,120    170.0         350,547        158,210    121.6
                     Individual Variable Annuities       143,436          3,865        -          65,959          2,437        -
                 Intercompany Adjustments                (18,382)       (14,705)       -          (4,924)        (4,267)       -
                                                    ------------   ------------             ------------   ------------
                 TOTAL                                 6,119,850      4,579,018     33.6       1,662,943      1,210,640     37.4

             TOTAL NET INVESTMENT INCOME            $ 15,793,315   $ 13,574,121     16.3%   $  4,151,240   $  3,628,711     14.4 %

(a)   Restated to conform to 2004 presentation.

SUPPLEMENTARY EARNINGS DATA

                                                    TWELVE MONTHS ENDED DECEMBER 31,      THREE MONTHS ENDED DECEMBER 31,
                                                      2004         2003 (a)    CHANGE       2004         2003 (a)    CHANGE
                                                   -----------   -----------   ------    -----------   -----------   ------
LIFE INSURANCE & RETIREMENT SERVICES OPERATIONS:
 OPERATING INCOME
          DOMESTIC
              Life Insurance                       $   898,005   $   807,568     11.2%   $   226,408   $   211,889      6.9%
              Home Service (b)                         390,237       400,126     (2.5)        90,073       101,504    (11.3)
              Group Life/Health                         97,424       119,957    (18.8)        26,006        32,047    (18.9)
              Payout Annuities                         140,344       125,956     11.4         34,727        30,406     14.2
              Retirement Services
                  Group Retirement Products          1,087,897       901,718     20.6        282,079       226,227     24.7
                  Individual Fixed Annuities           928,316       708,160     31.1        265,490       216,382     22.7
                  Individual Variable Annuities        173,323        66,251    161.6         41,114        29,708     38.4
                  Individual Annuities - Runoff        171,520       209,692    (18.2)        33,329        47,707    (30.1)
              Intercompany Adjustments                    (378)         (302)       -           (101)          (87)       -
                                                   -----------   -----------             -----------   -----------
              TOTAL DOMESTIC BEFORE REALIZED
                 CAPITAL GAINS (LOSSES)              3,886,688     3,339,126     16.4        999,125       895,783     11.5
              Realized Capital Gains (Losses)         (289,374)     (419,558)       -       (118,960)      (92,616)       -
                                                   -----------   -----------             -----------   -----------
              DOMESTIC OPERATING INCOME              3,597,314     2,919,568     23.2        880,165       803,167      9.6

          FOREIGN
              Life Insurance                         3,133,748     2,779,749     12.7        835,562       733,693     13.9
              Personal Accident & Health             1,156,337       851,902     35.7        305,325       243,553     25.4
              Group Products                           252,151       202,131     24.7         53,956        52,577      2.6
              Retirement Services
                  Individual Fixed Annuities           262,257       122,299    114.4         81,732        43,111     89.6
                  Individual Variable Annuities         13,167           849        -          6,788         1,261    438.3
              Intercompany Adjustments                 (18,382)      (14,705)       -         (4,924)       (4,267)       -
                                                   -----------   -----------             -----------   -----------
              TOTAL FOREIGN BEFORE REALIZED
                 CAPITAL GAINS (LOSSES)              4,799,278     3,942,225     21.7      1,278,439     1,069,928     19.5
              Realized Capital Gains (Losses)          279,464      (282,160)       -        215,373        47,416        -
                                                   -----------   -----------             -----------   -----------
              FOREIGN OPERATING INCOME               5,078,742     3,660,065     38.8      1,493,812     1,117,344     33.7
          WORLDWIDE LIFE INSURANCE & RETIREMENT
                 SERVICES BEFORE REALIZED CAPITAL
                 GAINS (LOSSES)                      8,685,966     7,281,351     19.3      2,277,564     1,965,711     15.9
          Realized Capital Gains (Losses)               (9,910)     (701,718)       -         96,413       (45,200)       -
                                                   -----------   -----------             -----------   -----------
          WORLDWIDE OPERATING INCOME               $ 8,676,056   $ 6,579,633     31.9%   $ 2,373,977   $ 1,920,511     23.6%

(a)   Restated to conform to 2004 presentation.

(b) Twelve months 2004 include $4.7 million of catastrophe losses relating to minor property-casualty subsidiaries currently in run-off.

SUPPLEMENTARY EARNINGS DATA

                                                      TWELVE MONTHS ENDED DECEMBER 31,          THREE MONTHS ENDED DECEMBER 31,
                                                      2004             2003 (a)     CHANGE       2004         2003 (a)    CHANGE
                                                  -------------     -------------   ------    -----------   -----------   ------
LIFE INSURANCE & RETIREMENT SERVICES OPERATIONS:
    DOMESTIC - OTHER DATA
       LIFE INSURANCE
            Periodic Premium Sales (b):
                 Individual/Retail                $     480,758     $     352,427     36.4%   $   128,105   $    95,287     34.4 %
                 Institutional Markets                   32,931            74,263    (55.7)         7,990        16,123    (50.4)
                                                  -------------     -------------             -----------   -----------
            Total Periodic Sales                        513,689           426,690     20.4        136,095       111,410     22.2
            Unscheduled & Single Deposits               364,939           372,340     (2.0)        62,998        80,340    (21.6)
            Life Insurance Reserves                  20,257,937        19,340,791      4.7

       HOME SERVICE
            Product Sales
                  Life/Accident & Health (b)            111,315           111,810     (0.4)        27,379        28,361     (3.5)
                  Fixed Annuity                         104,929           121,202    (13.4)        22,452        30,769    (27.0)
            Total Insurance Reserves                  7,172,692         7,054,836      1.7

       GROUP LIFE/HEALTH
            Annualized Earned Premium                 1,265,764         1,236,874      2.3

       PAYOUT ANNUITIES
            Insurance Reserves                       11,135,441         9,491,380     17.3

       GROUP RETIREMENT PRODUCTS
            Deposits (c)                              6,501,570         5,917,633      9.9      1,571,365     1,560,396      0.7

       NET FLOWS
          Group Retirement Products (c)               2,372,045         3,374,696    (29.7)       694,000       866,075    (19.9)
          Individual Fixed Annuities                  7,450,886         9,663,994    (22.9)     1,265,907     2,660,433    (52.4)
          Individual Variable Annuities               1,494,106         1,179,306     26.7        152,285       322,172    (52.7)
          Individual Annuities - Runoff              (1,306,125)       (1,135,131)       -       (359,140)     (323,039)       -
                                                  -------------     -------------             -----------   -----------
          TOTAL                                   $  10,010,912     $  13,082,865    (23.5)%  $  1,753,052  $ 3,525,641    (50.3)%

       SURRENDER RATES
          Group Retirement Products (c)                     8.0%(d)           5.6%                    6.5%          5.7%
          Individual Fixed Annuities                        5.8%              5.2%                    6.3%          5.8%
          Individual Variable Annuities                    10.6%             10.7%                   11.1%         10.7%

       GENERAL AND SEPARATE ACCOUNT RESERVES
          Group Retirement Products (c)           $  56,117,590     $  50,965,154     10.1%
          Individual Fixed Annuities                 50,546,625        42,344,932     19.4
          Individual Variable Annuities              26,846,255        23,642,407     13.6
          Individual Annuities - Runoff              20,812,250        21,857,843     (4.8)
                                                  -------------     -------------
          TOTAL                                   $ 154,322,720     $ 138,810,336     11.2%

(a)   Restated to conform to 2004 presentation.

(b) Life Insurance sales represent premiums from new sales that are expected to be collected over a one year period.

(c)   Includes group retirement annuities and group mutual funds.

(d) Excluding the loss of a single account declined to be written at an inadequate profit level in first quarter 2004, the surrender rate was
      6.8 percent.

SUPPLEMENTARY EARNINGS DATA

                                                    TWELVE MONTHS ENDED DECEMBER 31,      THREE MONTHS ENDED DECEMBER 31,
                                                       2004        2003 (a)    CHANGE       2004         2003 (a)    CHANGE
                                                   ------------  ------------  ------   -------------  ------------  ------
LIFE INSURANCE & RETIREMENT SERVICES OPERATIONS:
      FOREIGN - OTHER DATA
            FIRST YEAR PREMIUMS
                LIFE INSURANCE
                   Japan                           $    714,345  $    602,495    18.6%  $     201,128  $    177,698    13.2%
                   China                                114,898        84,132    36.6          33,007        29,548    11.7
                   Asia excluding Japan and China     1,691,087     1,762,866    (4.1)        526,154       487,369     8.0
                   All Other Regions                    230,037       203,030    13.3          55,127        60,222    (8.5)
                                                   ------------  ------------           -------------  ------------
                   TOTAL                              2,750,367     2,652,523     3.7         815,416       754,837     8.0
                PERSONAL ACCIDENT & HEALTH
                   Japan                                709,146       466,778    51.9         175,497       151,341    16.0
                   China                                 30,158        31,280    (3.6)          7,592         8,383    (9.4)
                   Asia excluding Japan and China       242,668       195,773    24.0          65,373        52,289    25.0
                   All Other Regions                    106,709        95,622    11.6          27,205        26,313     3.4
                                                   ------------  ------------           -------------  ------------
                   TOTAL                              1,088,681       789,453    37.9         275,667       238,326    15.7
                GROUP PRODUCTS
                   Japan                                 20,149        31,067   (35.1)          3,535        12,553   (71.8)
                   Asia excluding Japan and China        80,154        47,737    67.9          20,133        10,450    92.7
                   All Other Regions                    606,832       516,030    17.6         121,878       108,903    11.9
                                                   ------------  ------------           -------------  ------------
                   TOTAL                                707,135       594,834    18.9         145,546       131,906    10.3
                TOTAL FIRST YEAR PREMIUMS
                   Japan                              1,443,640     1,100,340    31.2         380,160       341,592    11.3
                   China                                145,056       115,412    25.7          40,599        37,931     7.0
                   Asia excluding Japan and China     2,013,909     2,006,376     0.4         611,660       550,108    11.2
                   All Other Regions                    943,578       814,682    15.8         204,210       195,438     4.5
                                                   ------------  ------------           -------------  ------------
                   TOTAL                              4,546,183     4,036,810    12.6   $   1,236,629  $  1,125,069     9.9%

            RETIREMENT SERVICES RESERVES
               Individual Fixed Annuities            31,460,468    18,522,559    69.8
               Individual Variable Annuities       $  4,023,982  $  1,753,062   129.5%
                                                   ------------  ------------  ------
            FOREIGN EXCHANGE IMPACT ON GROWTH OF:

            GAAP PREMIUMS
                 WORLDWIDE
               Growth in Original Currency                 17.3%                                 10.6%
               Foreign Exchange Impact                      3.6                                   1.5
               Growth as Reported in U.S. $                20.9                                  12.1
                  FOREIGN
               Growth in Original Currency                 19.6                                  10.8
               Foreign Exchange Impact                      4.8                                   1.9
               Growth as Reported in U.S. $                24.4                                  12.7

            PREMIUMS, DEPOSITS AND OTHER CONSIDERATIONS (b)
               WORLDWIDE
               Growth in Original Currency                 23.6                                   0.2
               Foreign Exchange Impact                      2.4                                   1.0
               Growth as Reported in U.S. $                26.0                                   1.2
                  FOREIGN
               Growth in Original Currency                 48.2                                  13.8
               Foreign Exchange Impact                      4.8                                   1.8
               Growth as Reported in U.S. $                53.0%                                 15.6%

(a)   Restated to conform to 2004 presentation.

(b) Premiums, deposits and other considerations represent aggregate business activity during the respective periods presented on a non-GAAP basis.

SUPPLEMENTARY EARNINGS DATA

                                                    TWELVE MONTHS ENDED DECEMBER 31,      THREE MONTHS ENDED DECEMBER 31,
                                                       2004          2003      CHANGE       2004           2003      CHANGE
                                                   ------------  ------------  ------   -------------  ------------  ------
FINANCIAL SERVICES:
      REVENUES
          Aircraft Finance                         $  3,250,852  $  3,042,483     6.8%  $     847,149  $    770,591     9.9%
          Capital Markets                             1,424,426     1,845,312   (22.8)        263,405       602,988   (56.3)
          Consumer Finance                            2,977,877     2,642,074    12.7         800,128       684,592    16.9
          Other (a)                                      30,813        35,656   (13.6)          5,347        11,643   (54.1)
                                                   ------------  ------------           -------------  ------------
          TOTAL                                       7,683,968     7,565,525     1.6       1,916,029     2,069,814    (7.4)

      OPERATING INCOME
          Aircraft Finance                              739,410       727,956     1.6         192,533       179,599     7.2
          Capital Markets                               857,480     1,085,894   (21.0)        193,645       357,231   (45.8)
          Consumer Finance                              787,132       648,864    21.3         207,724       160,311    29.6
          Other (a)                                      (5,064)        1,455       -          (2,681)        5,311       -
                                                   ------------  ------------           -------------  ------------
          TOTAL                                       2,378,958     2,464,169    (3.5)        591,221       702,452   (15.8)
                                                   ------------  ------------  ------   -------------  ------------  ------

ASSET MANAGEMENT (b)(c):
      REVENUES
          Guaranteed Investment Contracts
               Domestic                               2,332,634     2,088,436    11.7         602,908       548,516     9.9
               Foreign                                  463,668       407,646    13.7         169,277        93,736    80.6
          Institutional Asset Management (d)            998,454       647,154    54.3         280,943       190,839    47.2
          Brokerage Services and Mutual Funds           248,797       205,905    20.8          63,529        57,624    10.2
                                                   ------------  ------------           -------------  ------------
          TOTAL                                       4,043,553     3,349,141    20.7       1,116,657       890,715    25.4

      OPERATING INCOME
          Guaranteed Investment Contracts
               Domestic                                 592,780       505,451    17.3         146,496       144,872     1.1
               Foreign                                   43,519        41,368     5.2          12,398         9,277    33.6
          Institutional Asset Management (d)(e)         470,031       210,955   122.8         132,105        69,266    90.7
          Brokerage Services and Mutual Funds            69,565        59,757    16.4          16,199        16,020     1.1
                                                   ------------  ------------           -------------  ------------
          TOTAL (e)                                   1,175,895       817,531    43.8         307,198       239,435    28.3
                                                   ------------  ------------  ------   -------------  ------------  ------

      GUARANTEED INVESTMENT CONTRACTS

      DEPOSITS
          Domestic                                   10,722,140     9,664,295    10.9       1,951,596     3,218,496   (39.4)
          Foreign                                     5,311,083     3,631,373    46.3       1,315,744       720,208    82.7
                                                   ------------  ------------           -------------  ------------
          TOTAL                                      16,033,223    13,295,668    20.6   $   3,267,340  $  3,938,704   (17.0)%

      RESERVES
          Domestic                                   44,841,740    38,986,819    15.0
          Foreign                                     9,238,518     7,667,517    20.5
                                                   ------------  ------------
          TOTAL                                    $ 54,080,258  $ 46,654,336    15.9%

EFFECTIVE TAX RATES:
      Net Income                                          31.73%        30.66%                  31.14%        31.09%
      Realized Capital Gains (Losses)                     33.41%        33.68%                  34.04%        35.28%

(a) Includes other financial services companies and intercompany reclassifications.

(b)   2003 is restated to conform to 2004 presentation.

(c) At December 31, 2004, AIG's third party assets under management, including mutual funds and institutional accounts, totaled over $53 billion.

(d) Includes AIG Global Investment Group and certain smaller asset management operations.

(e) Includes the results of certain AIG managed private equity and real estate funds consolidated effective December 31, 2003 pursuant to FIN46R, "Consolidation of Variable Interest Entities". For the fourth quarter and twelve months 2004, operating income includes $48 million and $195 million, respectively, of third-party limited partner earnings offset in Minority Interest Expense.

SUPPLEMENTARY EARNINGS DATA

ADDITIONAL RECONCILIATION IN ACCORDANCE WITH REGULATION G

                                                  TWELVE MONTHS   TWELVE MONTHS
                                                      ENDED          ENDED
                                                   DECEMBER 31,   DECEMBER 31,
                                                      2004            2003
                                                  -------------   -------------
RETURN ON EQUITY RECONCILIATION

Return on Equity, GAAP basis                               14.4%           14.1%

Percent Related to Reconciliation                           2.1             3.1
                                                  -------------   -------------

Return on Equity, as presented (a)                         16.5            17.2

Catastrophe Losses and Settlement Charge                    1.0             0.1
                                                  -------------   -------------

Return on Equity, as presented excluding
    Catastrophe Losses and Settlement Charge               17.5%           17.3%

(a) Return on Equity, as presented is net income, before realized capital gains (losses) and cumulative effect of accounting changes, expressed as a percentage of average shareholders' equity, exclusive of unrealized appreciation (depreciation) of investments, net of tax.